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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Penn Virginia Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of March 5, 2002.


                                       BP CAPITAL ENERGY EQUITY FUND, L.P.

                                       By:  BP Capital Management, L.P., its
                                            general partner
                                       By:  TBP Investments Management LLC, its
                                            general partner



                                            By: /s/ ROBERT L. STILLWELL
                                                --------------------------------
                                            Name: Robert L. Stillwell
                                            Title: Managing Director



                                       BP CAPITAL ENERGY EQUITY INTERNATIONAL
                                       HOLDINGS I, L.P.

                                       By:  BP Capital Management, L.P., its
                                            general partner
                                       By:  TBP Investments Management LLC, its
                                            general partner



                                            By: /s/ ROBERT L. STILLWELL
                                                --------------------------------
                                            Name: Robert L. Stillwell
                                            Title: Managing Director